                                                                 EXHIBIT 10.1

                            LOAN AND INVESTMENT AGREEMENT


     The parties to this Loan and Investment Agreement (the "Agreement") are:

LENDER

     Hospitality Partners, LLC,
     a Delaware limited liability company
     3 Civic Plaza
     Suite 170
     Newport Beach, CA 92660

BORROWER

     Hospitality Marketing Consultants, LLC,
     a California limited liability company
     15751 Rockfield Boulevard
     Suite 2000
     Irvine, CA 92718

MEMBERS

     Mokhtar Ramadan
     Fadi Ramadan
     Marwan Ramadan
     Sandra Case

The Members join in this Agreement solely for purposes of confirming their agreement to Section 2.3(a).

                                       RECITALS

     A.   The Members own all of the membership interests of Borrower.

     B. Lender has agreed to loan to Borrower $3,000,000 (the "Loan"), which shall be evidenced by a convertible subordinated promissory note in the form attached hereto as Exhibit "A" (the "Note").

     C. As provided in Section 2.3(b), the Note is convertible into a minimum of 10% and up to a maximum of 30% of the equity interests of Borrower immediately prior to the closing of an initial public offering of Borrower's successor-in-interest as contemplated by this Agreement and as provided in the Note.

     D. Lender is willing to make the Loan to Borrower based on the representations, warranties and covenants of Borrower contained in this Agreement.

                                       ARTICLE
1
                       DEFINED TERMS/PRINCIPLES OF CONSTRUCTION

                              SECTION 1.1.  DEFINITIONS

     As used in this Agreement, the following terms will have the following meanings:

     AFFILIATE shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers, partners and members of such Person), controlled by, or under direct or indirect common control with, such Person; (ii) that directly or indirectly owns more than 5% of the voting securities of such Person; or (iii) who is related to such person by blood, marriage or adoption (a "Family Member"). A Person shall be deemed to control a corporation, partnership, limited liability company or other legal entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership, or other legal entity whether through the ownership of voting securities, partnership interests, membership interests, by contract or otherwise.

     DISCLOSURE SCHEDULE is defined in Article 3.

     EVENTS OF DEFAULT is defined in Article 7.

     FINANCIAL STATEMENTS means the financial statements of Borrower, as may be required by Lender from time to time, including operating statements, income statements, balance sheets, cash flow statements, statements of changes in financial condition and any other financial reports and information that Lender may require.

     FUNDING DATE is defined in Section 2.2.

     LOAN is defined in Recital A.

     LOAN MATURITY DATE means December 31, 2001.

     LOAN PROCEEDS means funds disbursed by Lender pursuant to the Loan in accordance with this Agreement.

     NOTE is defined in Recital A.

     PERMITTED LIENS is defined in Section 6.1.

     PERSON shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     SENIOR INDEBTEDNESS is defined in Section 10.1.

     TRANSACTION DOCUMENTS means the Note and this Agreement.

                                      ARTICLE 2
                                   MAKING OF LOAN

                                 SECTION 2.1.  LOAN.

     Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, $3,000,000 pursuant to the Loan, subject to the terms, conditions, representations, warranties, and covenants in this Agreement.

                             SECTION 2.2.  DISBURSEMENTS.

     Lender agrees to disburse the Loan Proceeds to Borrower upon execution and delivery of this Agreement (the "Funding Date"). Interest will accrue on disbursed Loan Proceeds as described in the Note. All Loan Proceeds will be evidenced by the Note.

                       SECTION 2.3.  INVESTMENT CONSIDERATIONS

          2.3.(a)   REORGANIZATION.  It is contemplated by Lender and Borrower that Borrower will close an initial registered public offering (an "IPO") with an underwriter selected by Borrower (the "Underwriter") prior to December 31, 1999. In order for Borrower to issue shares to the public in the IPO, Borrower will be required to reorganize as a corporation ("Reorganized Borrower") taxable under Subchapter C of the Internal Revenue Code of 1986, as amended (the "Reorganization"). Attached to this Agreement as Exhibit "B" and incorporated herein by this reference is an organizational chart (the "Organizational Chart") depicting Borrower and its affiliated companies (the "Group").
Contemporaneously with the closing of the IPO, the Reorganization shall be effected so that Borrower is reorganized as a corporation on a tax-free basis and succeeds directly or indirectly to the ownership of the business of the other members of the Group, other than Hospitality Marketing Consultants, a general partnership, which shall be excluded from the Reorganization. Borrower and Lender understand and acknowledge that the Reorganization is extremely complicated and complex and involves extensive planning to ensure that it can be accomplished on a tax-free basis to the Members and without Material Adverse Effect on the Group's business. As part of the Reorganization, Reorganized Borrower shall indemnify Borrower's Members from all then current and preexisting liabilities, including tax liabilities. Borrower and Lender acknowledge and agree that the precise structure and exact manner of the Reorganization have not at present been determined, and that therefore the manner and form of the Reorganization shall be subject to Lender's reasonable approval. Borrower understands and agrees that in granting or withholding its approval, Lender may take into account its own tax and securities requirements. The Members agree to take all actions required, including without limitation, contributing their equity interests in the other companies in the Group to Borrower, as shall be necessary to accomplish the Reorganization as devised by Borrower and approved by Lender as contemplated by this Section 2.3(a).

          2.3.(b)   CONVERSION OF NOTE.  Pursuant to the Note, prior to December
31, 1999 (the "Cut-Off Date") and (i) from and after the execution and delivery of a firm commitment underwriting/purchase agreement with the Underwriter (the "Signing Date") and conditioned on the subsequent closing of the IPO in the case of a public offering, and (ii) from and after the execution and delivery of an agreement for the sale of all or substantially all of the business of the Group or equity interests of the Group (a "Private Sale"), and conditioned on the subsequent closing of the Private Sale in the case of a sale, Lender shall have the right to convert the principal balance of the Note into membership interests of Borrower or capital stock in the case of Reorganized Borrower (the "Shares") in an amount equal to a minimum of 10% and a maximum of 30% of the total capitalization of Borrower on a fully diluted basis (except for dilution resulting from the adoption of a stock option plan not to exceed 10% of Borrower's total capitalization) calculated prior to the dilution resulting from the issuance of shares to the public in the IPO, all calculated in accordance with the formula described below. In other words, Lender's equity interest shall be diluted along with the other Members of Borrower by the sale of stock to the public and by the Borrower's membership interests reserved for issuance pursuant to the stock option plan. If the valuation ascribed to the Reorganized Borrower for the IPO and on which the price per share to the public is calculated or the sale price to be paid by the buyer for the Group in a Private Sale (the "Valuation") is $50,000,000, Lender shall be entitled to convert the
Note into 10% of Borrower's membership interests or capital stock in the case of Reorganized Borrower. The percentage of Borrower's membership interests or capital stock in the case of Reorganized Borrower into which the Note shall be converted shall increase thereafter by 1% for each $2,500,000 in Valuation up to a maximum of 30% of Borrower's membership interests or capital stock in the case of Reorganized Borrower at a Vauation of $100,000,000 or more. Lender shall have the right by written notice to Borrower to surrender its conversion rights by accelerating the Cut-Off Date to any month-end date from, after and including December 31, 1998. If Borrower has an active Registration Statement on file with the Securities and Exchange Commission on the Cut-Off Date, the Cut-Off Date shall be automatically extended for a period of time expiring one hundred eighty
(180) days after the Registration Statement is declared effective or the Registration Statement is withdrawn by Borrower, whichever is earlier.

          2.3.(c)   INVESTMENT REPRESENTATIONS.  Lender is acquiring the Note
and any Shares into which the Note is converted for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Lender understands that neither the Note nor the Shares will be registered under the Securities Act or qualified with any state securities agency for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and similar provisions of applicable state law, and that the reliance of Borrower on such exemptions is predicated in part on Lender's representations set forth herein. Lender further represents that (i) it and each of its members except for one person is an "Accredited Investor" in the meaning of Rules 501-506 under the Securities Act and is an "Excluded Purchaser" within the meaning of Regulation 260.102.13 under the California General Corporation Law, or (ii) by reason of its financial experience or the financial experience of those persons that Lender has retained to advise it (none of whom are Affiliated with or compensated by Borrower), Lender and each of its members except for one person, together with such advisors has such knowledge, sophistication and experience in business and financial matters that it and they are capable of evaluating the merits and risks of an investment in the Shares, that it and they are able to bear the economic risk of such investment, and that it and they are able to afford a complete loss of such investment.

                   SECTION 2.4.  DELIVERY OF NOTE AND CERTIFICATE.

     Concurrently with execution and delivery of this Agreement, Borrower shall take the following actions:

          2.4.(a)   EXECUTION OF NOTE.  Borrower shall execute and deliver the
Note to Lender in the form attached hereto.

          2.4.(b)   ORGANIZATIONAL DOCUMENTS.  Borrower shall deliver to Lender a Certificate, dated the Funding Date, signed by the Manager of Borrower, authorizing the issuance of the Note and the execution and delivery of the Transaction Documents, together with copies of the Operating Agreement, as amended, and Articles of Organization (Form LLC-1) as filed, of Borrower.


                                      ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF BORROWER

     Except as disclosed on the schedule annexed hereto as Exhibit "C" and incorporated herein by this reference (the "Disclosure

Schedule"), as a material inducement to Lender to enter into this Agreement, to make the Loan to Borrower, Borrower unconditionally represents and warrants to Lender as of the Funding Date as follows:

                               SECTION 3.1. FORMATION.

     Borrower is duly organized, validly existing and in good standing as a limited liability company, and has not taken any action to dissolve, under the laws of California, is duly qualified to do business in California and in each other jurisdiction (and is in good standing in each such jurisdiction) where it is required to be qualified to transact business as a foreign entity, in which the failure to be so qualified would have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) (a "Material Adverse Effect") on Borrower, and has full power and authority to consummate the transactions contemplated by this Agreement. The other members of the Group are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization and are qualified to transact business in each other jurisdiction where they are required to be qualified to transact business as a foreign entity, in which the failure to be so qualified would have a Material Adverse Effect on the Group as a whole.

                            SECTION 3.2.  CAPITALIZATION.

     Borrower does not have outstanding any securities convertible into or exchangeable for its membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests.

                               SECTION 3.3.  OWNERSHIP.

     The Members are the owners, beneficially and of record, of all membership interests of Borrower in the respective amounts set forth in the Disclosure Schedule, free and clear of all liens, encumbrances, security agreements, equities, options, claims and charges. The ownership of the other companies in the Group is as set forth in the Organizational Chart.

                            SECTION 3.4.  NO SUBSIDIARIES.

     Except as shown in the Organizational Chart or disclosed in the Financial Statements, the Group does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business, trust or other entity.

                               SECTION 3.5.  BORROWER'S POWERS.

     Borrower has full authority to execute this Agreement and the Note, to undertake and consummate the contemplated transactions, and to pay, perform, and observe all of the conditions, covenants, agreements, and obligations contained in the Transaction Documents, and has taken all necessary actions pursuant to its Operating Agreement to authorize the foregoing.

                          SECTION 3.6.  BINDING OBLIGATION.

     This Agreement and the Note have been duly executed and delivered by Borrower and the Members [solely with respect to Section 2.3(a)] and constitute a legal and binding obligation of, and are valid and enforceable against Borrower and the Members [solely with respect to Section 2.3(a)] in accordance with the terms of each.

                              SECTION 3.7.  LITIGATION.

     There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting the Group in which the amount in controversy exceeds $500,000 or involving the validity or enforceability of the Transaction Documents, at law or in equity, or before or by any governmental authority. The Group is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for such noncompliance as would not, in the aggregate, have a Material Adverse Effect on the Group taken as a whole.
Neither Borrower nor any other member of the Group is in default with respect to any order, writ, injunction, decree, or demand of any court or other Governmental Authority.

                             SECTION 3.8.  NO VIOLATION.

     The consummation of the transactions covered by this Agreement and the payment and performance of all of the obligations in the Transaction Documents, will not (i) contravene any provision of any law, statute, rule, regulation or order, writ, injunction or decree of any court or governmental instrumentality, except for such of the foregoing as would not have a Material Adverse Effect on the Group as a whole, (ii) result in any breach of, or constitute a default under, any material mortgage, deed of trust, lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, operating agreement, trust agreement, or other instrument to which the members of the Group are parties or by which they may be bound or affected except for such of the foregoing as would not have a Material Adverse Effect on the Group as a whole, or (iii) violate Borrower's Articles of Organization or Operating Agreement.

                              SECTION 3.9.  NO DEFAULT.

     There is no Event of Default on the part of Borrower under this Agreement or the other Transaction Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default or an Event of Default thereunder.

                       SECTION 3.10.  GOVERNMENTAL APPROVALS.

          No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any such Transaction Document.

                           SECTION 3.11.  LABOR RELATIONS.

          3.11.(a) The Group is not a party to any employment contract not entered into in the ordinary course of business or unusual in duration, collective bargaining agreement, or pension, bonus, profit sharing, stock option or other agreement providing for employee remuneration or benefits.

          3.11.(b) The Group is not engaged in any unfair labor practice that could have a Material Adverse Effect on the Group as a whole. There is (i) no significant unfair labor practice complaint pending against the Group or, to Borrower's best knowledge, threatened against the Group before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Group or, to Borrower's best knowledge, threatened against the Group (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Group or, to Borrower's best knowledge, threatened against the Group, and (iii) to Borrower's best knowledge, there is no union representation question existing with respect to the employees of the Group and, to Borrower's best knowledge, no union organizing activities are taking place.

                 SECTION 3.12.  TRADEMARKS, LICENSES AND FRANCHISES.

     The Group owns or has the right to use all of the material trademarks, permits, service marks, trade names, copyrights, licenses, franchises, or rights with respect to the foregoing, utilized in the operation of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the Group as a whole.

                              SECTION 3.13.  NO USURY.

     The Loan is not usurious under California or Federal law.

                                SECTION 3.14.  TAXES.

     The Group has filed all required Federal, State, County, and City tax returns and has paid all taxes due and required to be paid. Borrower knows of no reasonable basis for additional assessments with respect to any material taxes. The Group has paid, or has provided adequate reserves (in the good faith judgment of the management of Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                         SECTION 3.15.  FINANCIAL STATEMENTS.

     The Financial Statements of the Group at August 30, 1997 (the "Financial Statement Date") including the balance sheet and the related statements of income and retained earnings for the eight (8)-month period ended on such date and heretofore furnished to Lender are unaudited, internally prepared compilations, based on the Group's historical accounting practices consistently applied, which present fairly the financial condition of the Group at the date of such Financial Statements and the results of the operations of Borrower for such eight (8)-month period.

                     SECTION 3.16.  ABSENCE OF SPECIFIED CHANGES.

     Since the Financial Statement Date, there has not been any:

          3.16.(a) Transaction by the Group, other than this transaction, except in the ordinary course of business as conducted on that date;

          3.16.(b) Material adverse change in the Group's financial condition, finances, income, debts, liabilities or assets;

          3.16.(c) Destruction, damage to, or loss of any asset of the Group (whether or not covered by insurance) that materially and adversely affects the financial condition of the Group as a whole;

          3.16.(d)  Change in accounting methods or practices of the Group;

          3.16.(e)  Re-evaluation by the Group of any of its material assets;

          3.16.(f) Sale or transfer, including without limitation, any mortgage, pledge or other encumbrance, of any of the Group's material assets, except in the ordinary course of business;

          3.16.(g) Waiver or release of any material right or a claim of the Group in connection with its business, except in the ordinary course of business;

          3.16.(h) Amendment or termination of any material contract, agreement or license, except in the ordinary course of business that materially and adversely affects the financial condition of the Group as a whole;

          3.16.(i) Other events or condition of any character, that is or might reasonably have a Material Adverse Effect on the financial condition or assets of the Group as a whole; or

          3.16.(j) Agreement by the Group to do any of the things described in this Section 3.16.


                    SECTION 3.17.  BUSINESS USE OF LOAN PROCEEDS.

     Borrower shall use the Loan Proceeds solely for the ongoing and legitimate business needs of the Group in its ordinary course of business. No portion of the Loan Proceeds will be disbursed to the Members or the Affiliates of Borrower or the Members (other than companies in the Group), directly or indirectly, or loaned to the Members or to any Affiliates of Borrower or the Members (other than companies in the Group). Borrower shall not use the Loan Proceeds to pay or fund distributions to the members of Borrower, or to redeem or repurchase membership interests of Borrower. Borrower shall not use the Loan Proceeds to repay loans to the Members, or pay salaries to the Members or Affiliates of Borrower or Members, unless Lender expressly consents to the contrary. Notwithstanding anything herein to the contrary, the foregoing shall not prohibit Borrower from repaying personal loans secured by certain Members' homes in the aggregate principal amount of $600,000 which loans were used to fund Group operations or from making distributions (other than of the Loan Proceeds) to Members pursuant to Borrower's Operating Agreement.

                          SECTION 3.18.  OTHER CONTRACTS.

     The Disclosure Schedule contains a true and complete list of all agreements to which the Group is a party which are material to the Group or its business, having a value or cost in excess of $500,000, copies of which have been furnished to or made available to Lender. To Borrower's knowledge, there is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. Borrower has not received notice, and Borrower does not have any knowledge, that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. The
Group is not a party to, nor is its property bound by, any agreement not entered into in the ordinary course of business, any agreement that is unusual in nature, duration, or amount, or any agreement that is materially adverse to the business, properties or financial condition of the Group taken as a whole.

                       SECTION 3.19.  NATURE OF REPRESENTATIONS
                                   AND WARRANTIES.

     Borrower certifies to Lender that as of the Funding Date, all representations and warranties made in this Agreement and all other Transaction Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make the representations and warranties not misleading. The representations and warranties will survive so long as the Loan or any part of it remains outstanding. Each representation and warranty made in this Agreement and in any other Transaction Document, and in any other document delivered to Lender by Borrower, will be deemed to have been relied on by Lender, regardless of any investigation, inspection, or inquiry made by Lender. The representations and warranties that are made to the best knowledge of Borrower have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each representation and warranty.

                      SECTION 3.20.  RELATED-PARTY TRANSACTIONS.

     Except as disclosed in the Financial Statements and except for intercompany transactions among the companies in the Group, no employee, officer or Member of the Borrower or members of his or her immediate family is materially indebted to the Borrower or the other companies in the Group, nor is the Borrower indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) for payment of salary for services rendered or distributions to Members in accordance with Borrower's Operating Agreement, (b) reimbursement for reasonable expenses incurred on behalf of the Borrower, and (c) for other standard employee benefits made generally available to all employees. To the best of the Borrower's knowledge, none of such persons have any direct or indirect ownership interest in any firm or corporation that competes with the Borrower. To the best of the Borrower's knowledge, no officer, director or Member or any member of their immediate families is, directly or indirectly, interested in any material contract with the Borrower. "Material" for purposes of this Section 3.20 means having a value or cost in excess of $500,000.


                             SECTION 3.21.  LIMITATIONS.

          3.21.(a) No representation or warranty is made by Borrower except as expressly set forth herein.

          3.21.(b) The maximum amount of Borrower's liability for breach of the representations and warranties set forth in this Agreement will not exceed the unpaid amounts due pursuant to the Note. In no event will Borrower have any liability in excess of actual damages incurred and resulting from any such breach. Lender hereby waives all claims for consequential, special, expectancy or similar loss or damages.

                                      ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF LENDER

     Lender hereby represents and warrants to Borrower as follows:

                              SECTION 4.1. FORMATION

     Lender is duly organized, validly existing and in good standing under the laws of Delaware, is duly qualified to do business in Delaware which is the only jurisdiction in which such qualification is required, and has full power and authority to consummate the transactions contemplated by this Agreement.

                            SECTION 4.2.  LENDER'S POWERS

     Lender has full authority to execute this Agreement, to undertake and consummate the contemplated transactions and to pay, perform and observe all the conditions, covenants, agreements and obligations applicable to it contained in the Transaction Documents, and has taken all necessary action to authorize the foregoing.

                           SECTION 4.3.  BINDING OBLIGATION

     This Agreement and the other documents to which Lender is a party have been duly executed and delivered by Lender and constitute legal and binding obligations of, and are valid and enforceable against, Lender in accordance with the terms of each such document.

                               SECTION 4.4.  LITIGATION

     There are no actions, suits or proceedings pending, or to the best knowledge of Lender threatened, against or affecting Lender which involve the validity or enforceability of the Transaction Documents, at law or in equity, or for or by any governmental authority. Lender is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for such noncompliance that would not have a Material Adverse Effect. Lender is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority.

                           SECTION 4.5.  CONTROL OF LENDER

     Lender hereby represents that Amre Youness is the sole manager of Lender.


                                      ARTICLE 5
                                AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that:

                         SECTION 5.1.  INFORMATION COVENANTS

     Borrower will furnish to Lender:

          5.1.(a) MONTHLY OPERATING STATEMENTS. Within 45 days after the end of each month, a monthly written report of the operating results and material events occurring in such month which report shall also contain such other information as is reasonably requested by Lender and shall be in a form reasonably satisfactory to Lender.

          5.1.(b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year, the balance sheet of Borrower as at the end of such quarterly period and the related statements of income and retained earnings and cash flow statement for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period all prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by Borrower's chief financial officer, subject to normal year-end audit adjustments.

          5.1.(c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year, the balance sheet of Borrower as at the end of such fiscal year and the related statements of income and retained earnings and cash flow statement for such fiscal year all prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing satisfactory to Lender, in each case together with a report of such accounting firm stating that in the course of its regular audit of Borrower's financial statements, which audit was conducted in accordance with generally accepted auditing standards, except as noted in such report, such accounting firm obtained no knowledge of any litigation, breach or default of Borrower to third Persons or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such has occurred and is continuing, a statement as to the nature thereof.

          5.1.(d) MANAGEMENT LETTERS. Promptly after Borrower's receipt thereof, a copy of any "management letter" received by Borrower from its certified public accountants.

          5.1.(e) BUDGETS. Within 60 days after the first day of each fiscal year of Borrower, a budget in form reasonably satisfactory to the Lender (including budgeted statements of income and sources and uses of cash and a balance sheet) prepared by Borrower for each of the four fiscal quarters immediately following the last day of such fiscal year accompanied by the statement of the chief financial officer of Borrower to the effect that, to the best of his or her knowledge, the budget is as of the date of its preparation, a reasonable estimate for the period covered thereby.

          5.1.(f) OFFICER'S CERTIFICATES. At the time of the delivery of the monthly operating report and Financial Statements provided for in Sections 5.1(a), (b) and (c), a certificate of the chief financial officer of Borrower to the effect that, to the best of his or her knowledge, no default or breach of any material agreement with a third Person or Event of Default has occurred and is continuing or, if such has occurred and is continuing, specifying the nature and extent thereof.

          5.1.(g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within 3 business days after an officer of Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a default or breach of any material agreement with a third Person or Event of Default, (ii) any litigation or governmental proceeding pending (x) against Borrower which could materially and adversely affect the business, operations, property, assets, or condition (financial or otherwise) of Borrower or (y) with respect to any Transaction Document and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, or condition (financial or otherwise) of Borrower.

          5.1.(h) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as Lender may reasonably request.

          5.1.(i)   TERMINATION OF REPORTING OBLIGATION.  The provisions of
Sections 5.1.(a) through (h) shall terminate upon the consummation of an initial public offering by Borrower or its successor-in-interest, and thereafter, to the extent all or any portion of the Loan remains outstanding Lender shall receive copies of all documents filed by Borrower or its successor-in-interest with the Securities and Exchange Commission.

                    SECTION 5.2.  BOOKS, RECORDS AND INSPECTIONS.

     Borrower will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Borrower will permit designated representatives of Lender subject to reasonable confidentiality arrangements to visit and inspect, under guidance of officers of Borrower, any of the properties of Borrower, and to examine the books of account of Borrower and discuss the affairs, finances and accounts of Borrower with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as Lender may request.

                  SECTION 5.3.  MAINTENANCE OF PROPERTY, INSURANCE.

     Borrower shall, in accordance with prudent industry practices, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance which is reasonable and customary in nature and amounts for businesses such as Borrower's, and (iii) furnish to Lender, upon written request, full information as to the insurance carried.

                         SECTION 5.4.  CORPORATE FRANCHISES.

     Borrower will, in accordance with prudent industry practices, do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and leases.

                     SECTION 5.5.  COMPLIANCE WITH STATUTES, ETC.

     Borrower will, in accordance with prudent industry practices, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, have a Material Adverse Effect.

                      SECTION 5.6.  PERFORMANCE OF OBLIGATIONS.

     Borrower will perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the, aggregate, have a Material Adverse Effect.

                      SECTION 5.7.  FINANCIAL STATEMENTS.

     Borrower shall have prepared audited Financial Statements for the fiscal years of Borrower ended December 31, 1995, December 31, 1996, and December 31, 1997, by a date mutually agreed by Borrower and Lender.

                        SECTION 5.8.  LENDER'S REPRESENTATION.

     Lender acknowledges that Borrower does not have a formal Board of Directors, but rather that the Members operate collectively by consensus. Nonetheless, Lender shall be entitled to have a representative attend all meetings of the Members (whether held telephonically or in person) and to participate therein to the same extent as if the representative were an outside director. Once Reorganized Borrower has been formed, Lender shall be entitled to designate one member of Reorganized Borrower's Board of Directors.


                                      ARTICLE 6
                                  NEGATIVE COVENANTS

     Except to the extent the Lender otherwise consents in writing, which consent, so long as no Event of Default exists and is continuing, will not be unreasonably withheld, Borrower covenants and agrees that:

                                 SECTION 6.1.  LIENS.

     Borrower will not create, incur, assume or suffer to exist any lien or security interest upon or with respect to any property or assets (real or personal, tangible or intangible) of Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Borrower, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of lien or security under any similar recording or notice statute; provided that the provisions of this Section 6.1 shall not prevent the creation, incurrence, assumption or existence of the following (collectively, the "Permitted Liens"):

          6.1.(a) liens for taxes, governmental assessments or claims not yet due or delinquent, or that are being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

          6.1.(b) liens in respect of property or assets of Borrower imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien;

          6.1.(c) liens which are listed, and the property subject thereto described in the Disclosure Schedule;

          6.1.(d) utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation.

          6.1.(e)   liens in respect of Permitted Indebtedness or any extension, renewal, refunding or refinancing of any Permitted Indebtedness;

          6.1.(f)   liens to secure the performance of statutory obligations,
surety or appeal bonds in the ordinary course of business;

          6.1.(g)   liens on property of a Person existing at the time such
Person is merged into, acquired or consolidated with Borrower; and

          6.1.(h)   liens incurred in the ordinary course of business with
respect to obligations that do not exceed $1,000,000 at any time outstanding, excluding liens to secure Permitted Indebtedness.

              SECTION 6.2.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     Except as contemplated by this Agreement with respect to the Reorganization, an IPO or a Private Sale, and except for inter-company transactions among the companies within the Group, Borrower will not (a) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any material part of its property or assets, or (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) Borrower may sell and lease inventory, materials and equipment in the ordinary course of business,
(ii) investments may be acquired to the extent expressly permitted by Section
6.5 and (iii) capital expenditures shall be permitted to the extent not in violation of Section 6.7. Notwithstanding the foregoing to the contrary, Borrower may enter into a transaction of merger or consolidation in which it is the surviving corporation and consummate purchase transactions as described in clause (c), provided that Borrower's financial condition will not be impaired as reasonably determined by Lender and provided, further, that the total consideration for such transactions in cash, stock value, and debt assumed does not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year.

                                SECTION 6.3.  LEASES.

      Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by Borrower under agreements to rent or lease any real or personal property (excluding capitalized lease obligations and office base rent) to exceed $500,000, in any fiscal year.

                             SECTION 6.4.  INDEBTEDNESS.

     Borrower will not contract, create, incur, assume or suffer to exist any indebtedness, except (i) indebtedness incurred under this Agreement, (ii) indebtedness listed on the Disclosure Schedule, including any renewal or refinancing thereof ("Existing Indebtedness"), (iii) accrued expenses and trade accounts payable incurred and satisfied in the ordinary course of business, and obligations under trade letters of credit incurred by Borrower in the ordinary course of business, which are to be repaid in full not more than 18 months after the date on which such indebtedness is originally incurred to finance the purchase of goods by Borrower, (iv) obligations under letters of credit incurred by Borrower in the ordinary course of business in support of amounts owing to utilities from time to time and/or obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, (v) indebtedness to any Person (other than Affiliates) providing credit to Borrower pursuant to the terms of a credit facility, including any guarantee thereof, (vi) indebtedness to finance purchases of equipment or to make capital expenditures not in excess of Five Hundred Thousand Dollars ($500,000) at any time outstanding, and (vii) indebtedness not otherwise permitted hereunder not in excess of One Million Dollars ($1,000,000) at any time outstanding (collectively, "Permitted Indebtedness").

                    SECTION 6.5.  ADVANCES, INVESTMENTS AND LOANS.

     Except for intercompany transactions among the companies in the Group and the Members to the extent disclosed in the Disclosure Schedule, Borrower will not lend money or credit or make advances to any Person (excluding loans to employees not in excess of $50,000), or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

          6.5.(a) Borrower may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          6.5.(b)  Borrower may acquire and hold cash equivalents; and

          6.5.(c)   Borrower may make such purchases and acquisitions as are
permitted by Section 6.2.

                     SECTION 6.6.  TRANSACTIONS WITH AFFILIATES.

     Other than the Reorganization as described in Section 2.3.(a), Borrower will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower or the Members other than intercompany transactions within the Group, other than on terms and conditions substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate.

                         SECTION 6.7.  CAPITAL EXPENDITURES.

     Borrower will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) during any fiscal year (taken as one accounting period) which exceeds $500,000.

               SECTION 6.8.  MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS

     Borrower will not amend or modify, or permit the amendment or modification of, its Articles of Organization or Operating Agreement, without Lender's consent.

              SECTION 6.9.  LIMITATION ON ISSUANCES OF EQUITY INTERESTS.

     Borrower shall not issue any membership interests or any options or warrants to purchase, or securities convertible into, membership interests or other equity interests in Borrower.

                      SECTION 6.10.  RETENTION OF PROFESSIONALS.

     Lender shall have the right to approve any investment banker or underwriter engaged by Borrower to represent Borrower in an initial public offering, merger, acquisition or other significant corporate transaction and any accountant engaged by Borrower.

                                      ARTICLE 7
                                  EVENTS OF DEFAULT

     At the option of Lender, the occurrence and continuation of any of the following events will unless and until cured within any applicable cure period or waived, constitute a default (each an "Event of Default"):

          (a) PAYMENTS. Borrower shall default in the payment when due of any principal or interest on the Loan which default is not cured within ninety (90) days after written notice from Lender to Borrower; or

          (b) REPRESENTATIONS, ETC. Any representation or warranty made by Borrower in Article 3 of this Agreement or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made and such representation or warranty shall remain untrue from and after a period of 90 days after written notice from Lender to Borrower; provided, no Event of Default shall be deemed to have occurred if such breach is susceptible of being cured, during such period Borrower diligently and in good faith commences curing any such breach, such breach is cured within said ninety (90)-day period and during such cure period the financial condition of Borrower is not materially impaired thereby; or

          (c) COVENANTS. Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referenced to in Sections 7(a) and (b), and such default shall continue unremedied for a period of ninety (90) days after written notice to the Borrower by Lender; provided, however, no Event of Default shall be deemed to have occurred if such breach is susceptible of being cured, during such period Borrower diligently and in good faith commences curing any such default, such default is cured within said ninety (90)-day period, and during such cure period the financial condition of Borrower is not materially impaired thereby; or

          (d) DEFAULT UNDER OTHER AGREEMENTS. Borrower shall (i) default in any payment of any indebtedness for borrowed money in excess of $1,000,000 (other than the Note) beyond the period of grace if any, provided in the instrument or agreement under which such indebtedness for borrowed money in excess of $1,000,000 was created, (ii) default in the observance or performance of any agreement or condition relating to any indebtedness for borrowed money in excess of $1,000,000 (other than the Note) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness for borrowed money in excess of $1,000,000 (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness for borrowed money in excess of $1,000,000 to become due prior to its stated maturity or
(iii) any indebtedness for borrowed money in excess of $1,000,000 of Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (e) BANKRUPTCY, ETC. Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower, and the petition is not controverted within 30 days, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, or there is commenced against Borrower any such proceeding which remains undismissed for a period of 90 days, or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by Borrower for the purpose of effecting any of the foregoing; or

          (f)  JUDGMENTS.   One or more judgments or decrees shall be entered
against Borrower involving in the aggregate a liability (not paid and to the extent not covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

          (g) CROSS-DEFAULT. Any Event of Default under any Transaction Document shall constitute an Event of Default under all Transaction Documents.

                                     ARTICLE 8
                                     REMEDIES

                           SECTION 8.1.  OPTION TO ACT.

     On the occurrence of any Event of Default, in addition to its other rights in this Agreement or in any of the other Transaction Documents, at law, or in equity, Lender may, without prior demand, exercise any one or more of the following rights and remedies:

          8.1.(a) ACCELERATION. Declare the Note and all other sums owing to Lender with respect to the other Transaction Documents immediately due and payable without presentment, demand, protest or other notice, any and all of which are hereby waived by Borrower.

          8.1.(b) LEGAL AND EQUITABLE REMEDIES. Proceed as authorized at law or in equity with respect to the Event of Default, and in connection therewith, remain entitled to exercise all other rights and remedies described in this Agreement or the other Transaction Documents.

                     SECTION 8.2.  RIGHTS CUMULATIVE, NO WAIVER.

     All of Lender's rights and remedies provided in this Agreement or in any of the other Transaction Documents are cumulative and may be exercised by Lender at any time and in any order. Lender's exercise of any right or remedy will not constitute a cure of any Event of Default unless all sums then due to Lender under the Transaction Documents are repaid and Borrower has cured all other Events of Default. No waiver will be implied from Lender's failure to take, or delay in taking, any action concerning any Event of Default or from any previous waiver of any similar or unrelated Event of Default. Any waiver under any of the Transaction Documents must be in writing and will be limited to its specific terms.

                              SECTION 8.3.  DISCLAIMER.

     Whether Lender elects to employ any of the remedies available to it in connection with an Event of Default, Lender will not be liable for the performance or nonperformance of any other obligation of Borrower.

                                    ARTICLE 9
                                 MISCELLANEOUS

                               SECTION 9.1.  NO WAIVER.

     No failure or delay on the part of Lender in exercising any right or remedy under the Transaction Documents will operate as a waiver nor will Lender be estopped to exercise any right or remedy at any future time because of any failure or delay. No express waiver will affect any matter other than the matter expressly waived and that waiver will be operative only for the time and to the extent stated. Waivers of any covenant, term, or condition in this Agreement will not be construed to waive any subsequent breach of the same covenant, term, or condition.

                      SECTION 9.2.  NO THIRD PARTIES BENEFITED.

     This Agreement is made and entered into for the sole protection and benefit of the parties and their permitted successors and assigns.

                                SECTION 9.3.  NOTICES.

     Notice shall be given as follows:


     IF TO LENDER:

          Hospitality Partners, LLC
          3 Civic Plaza
          Suite 170
          Newport Beach, CA 92660
          By fax to (714) 721-8102


     IF TO BORROWER OR MEMBERS:

          Hospitality Marketing Consultants, LLC
          15751 Rockfield Boulevard
          Suite 2000
          Irvine, CA 92718
          By fax to:  (714) 454-1764

Service shall be effected either: (1) by fax when the fax transmission is completed, provided a hard copy is deposited in the U.S. Mail within 24 hours of fax notice; or (2) by personal service when a copy is personally delivered to the person being served. If for any reason a party cannot readily serve the other either by fax or by personal delivery, service shall be proper if mailed to the party to be served at the address set forth above, certified mail, return receipt requested, in which event, service shall be deemed effective on the third business day after deposit in the mails. A party's failure or refusal to sign a return receipt shall not invalidate the notice. Any party may change his, her or its address by notifying the other party in writing and supplying a new fax number.

                           SECTION 9.4.  ASSIGNMENT.

     The terms of this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties. Neither Borrower nor Lender will assign this Agreement, any other Transaction Document or any interest therein or rights thereunder without the prior written consent of the other party; provided, however, that upon the occurrence and continuance of an Event of Default, Lender may enter into such assignments without Borrower's consent. Lender may at any time assign the Transaction Documents to any Affiliate of Lender. In that case, the provisions of this Agreement will continue to apply to the Loan, and the assignee will be substituted in the place and stead of Lender, with all rights, obligations, and remedies of Lender, including, without limitation, the right to further assign the Transaction Documents and its interest in the Loan.

                              SECTION 9.5.  TIME.

     Time is of the essence.

                   SECTION 9.6.  BORROWER'S RESPONSIBILITIES.

     Borrower shall, at Borrower's expense, defend, indemnify, save, and hold Lender harmless against all claims, demands, losses, expenses, liabilities, damages (general, punitive, or otherwise), judgments, costs, reasonable attorneys' fees and causes of action (whether legal or equitable) ("Liabilities") asserted by any Person which Lender may incur (a) as a direct or indirect consequence of (i) the making of the Loan, (ii) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Transaction Documents, (iii) the failure at any time of any of Borrower's representations or warranties to be true and correct; or (b) which (i) are related to the Transaction Documents, (ii) arise out of the transactions contemplated hereby, or (iii) arise out of the use of the Loan Proceeds, except to the extent that any such Liabilities arise solely from or relate solely to the negligence or willful misconduct of Lender. The provisions of this Section 9.6 will survive the termination of this Agreement and the repayment of the Loans.

             SECTION 9.7.  NONLIABILITY FOR NEGLIGENCE, LOSS, OR DAMAGE.

     Borrower acknowledges, understands, and agrees that the relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and there is no other relationship between the parties except as is expressly set forth in a written agreement signed by the party to be charged.

                      SECTION 9.8.  CONTROLLING LAW; APPROVALS.

     9.8.(a) The Transaction Documents will be governed by and construed in accordance with California law, excluding the rules on conflicts of law.

     9.8.(b) All consents and approvals by Lender required or permitted by any provision of this Agreement must be in writing, Lender's consent to or approval of any act by Borrower requiring further consent or approval will not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

                 SECTION 9.9.  SURVIVAL OF WARRANTIES AND COVENANTS.

     The warranties, representations, conditions, covenants, and agreements in this Agreement and in the other Transaction Documents will survive the making of the Loan and the execution and delivery of the Note and will continue in full force until the Loan has been paid in full or the Note has been converted into Shares of Borrower. Nothing in this Section 9.9 is intended to limit any other provision of the Transaction Documents that by their stated terms survive the repayment of the Loans or the termination of any Transaction Document.

                     SECTION 9.10.  NO REPRESENTATIONS BY LENDER.

     By accepting or approving anything required to be observed, performed, or fulfilled, or to be given to Lender pursuant to this Agreement or pursuant to the Transaction Documents, including, but not limited to, any officer's certificate, Financial Statement, survey, appraisal, or insurance policy, Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness, or legal effect of it or of any particular term, provision, or condition of it, and any acceptance or approval will not be or constitute any warranty or representation by Lender.

                              SECTION 9.11.  AMENDMENT.

     The Transaction Documents and the terms of each of them may not be modified, waived, discharged, or terminated except by a written instrument signed by the party against whom enforcement of the modification, waiver, discharge, or termination is asserted.

                             SECTION 9.12.  COUNTERPARTS.

     The Transaction Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered will be deemed an original and all of which counterparts taken together will constitute one and the same instrument. They may be executed by facsimile.

                          SECTION 9.13.  SEVERABILITY.

     If any terms, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

                            SECTION 9.14.  CAPTIONS.

     All Article and Section headings in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

                              SECTION 9.15.  COSTS

     Each party shall bear its own costs and attorney fees related to the preparation and filing of the documents for the Loans.

                          SECTION 9.16.  FURTHER ASSURANCES.

     At Lender's request and at Borrower's expense, Borrower will execute, acknowledge, and deliver all other instruments and perform all other acts necessary, desirable, or proper to carry out the purposes of the Transaction Documents.

                    SECTION 9.17.  INTEGRATION AND INTERPRETATION.

     The Transaction Documents contain or expressly incorporate by reference the entire agreement between Lender, on the hand, and Borrower and the Members, on the other hand, with respect to the covered matters and supersede all prior negotiations. Any reference to the Transaction Documents themselves in any of the Transaction Documents will include all amendments, renewals, or extensions approved by Lender. There are no oral agreements or promises of any kind, and the only understandings of the parties are those set forth in the written agreements signed by the parties. No modification or obligation of any kind shall be binding or enforceable unless in writing and signed by the party to be charged.

                                SECTION 9.18.  NUMBER.

     When the context and construction so require, all words used in the singular will be deemed to have been used in the plural and vice versa.

                                    ARTICLE 10
                                  SUBORDINATION

     The indebtedness evidenced by this Loan and Investment Agreement and the
Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Borrower's Senior Indebtedness, as hereinafter defined.

                         SECTION 10.1.  SENIOR INDEBTEDNESS.

     As used in this Loan and Investment Agreement, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Borrower to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Borrower (whether or not secured), (ii) all indebtedness of the Borrower to unaffiliated lenders which is for money borrowed by the Borrower and secured by the Borrower's accounts receivable, and (iii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for Senior Indebtedness.

                    SECTION 10.2.  DEFAULT ON SENIOR INDEBTEDNESS.

     Unless and until a bankruptcy proceeding is filed, if any Senior Indebtedness shall be declared due and payable prior to its stated maturity upon the occurrence of an event of default thereunder, then no amount shall be paid by the Borrower in respect of the principal of or interest on the Note at the time outstanding unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full or such event of default shall have been cured or waived.

                       SECTION 10.3.  EFFECT OF SUBORDINATION.

     Subject to the rights, if any, of the holders of Senior Indebtedness under this Article 10 to receive cash, securities or other properties otherwise payable or deliverable to the Lender, nothing contained in this
Article 10 shall impair, as between the Borrower and the Lender, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Lender the principal of and interest on the Note as and when the same become due and payable, or shall prevent the Lender, upon default under the Note, from exercising all rights, powers and remedies otherwise provided herein, therein or by applicable law.


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

                           SECTION 10.4.  SUBROGATION.

     Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Lender shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 10.2 above) to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness; shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Lender, be deemed to be a payment by the Borrower to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Lender would be entitled except for the provisions of this Article 10 shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Lender, be deemed to be a payment by the Borrower to or on account of the Senior Indebtedness.

                             SECTION 10.5.  UNDERTAKING.

     By its acceptance of the Note, the Lender agrees to execute and deliver such documents as may be reasonably requested from time to time by the Borrower or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Article 10.

                              LENDER

                              Hospitality Partners, LLC


Dated:  November 7, 1997      By:_____________________________
                                 Amre Youness, Manager


                              BORROWER

                              Hospitality Marketing Consultants, LLC


Dated:  November 7, 1997      By:_____________________________
                                 Mokhtar Ramadan, President


     [The Members join in this Agreement solely for the purpose of confirming their agreement to the provisions of Section 2.3(a).]

                                    MEMBERS

Dated:  November 7, 1997      ______________________________
                              Mokhtar Ramadan


Dated:  November 7, 1997      ______________________________
                              Fadi Ramadan


Dated:  November 7, 1997      ______________________________
                              Marwan Ramadan


Dated:  November 7, 1997      ______________________________
                              Sandra Case

                       CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$3,000,000.00                 Irvine, California               November 7, 1997



     FOR VALUE RECEIVED, the undersigned, Hospitality Marketing Consultants, LLC, a California limited liability company ("Borrower"), hereby unconditionally promises to pay to Hospitality Partners, LLC, a Delaware limited liability company ("Lender"), or order, at 3 Civic Plaza, Suite 170, Newport Beach, California 92660, or at such other place as Lender may designate in writing, the principal sum of Three Million Dollars ($3,000,000), in lawful money of the United States of America, together with interest on the unpaid principal balance from time to time outstanding from and after the Cut-Off Date (as defined in the "Loan Agreement" as hereinafter defined) at a rate per annum equal to the Prime Rate established by Cedars Bank, as adjusted from time to time. Interest only shall be due and payable in arrears on the last day of each calendar month, commencing on the last day of the month following the Cut-Off Date until and including that date which is two years after the Cut-Off Date but in no event later than December 31, 2001 (the "Maturity Date") upon which date the entire unpaid principal balance hereunder, together with any accrued but unpaid interest thereon, shall be due and payable in full.

     This Note has been executed and delivered pursuant to that certain Loan and Investment Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"), and shall be subject to subordination as provided in
Article 10 thereof. Until such time as there occurs and is continuing an Event of Default, this Note (and any interest therein) shall not be transferred or assigned, except to an Affiliate of Lender.

     Lender shall have the right to convert the principal balance of this
Note into membership interests or capital stock [in the case of Reorganized Borrower (as defined in the Loan Agreement)] of Borrower as provided in
Section 2.3(b) of the Loan Agreement. This Note may be so converted by written notice of Lender's election to so convert the Note and by surrender of this Note to Borrower at Borrower's principal office. If Lender exercises this conversion option, it shall have the Registration Rights set forth in that certain Registration Rights Addendum attached hereto as Exhibit "A" and incorporated herein by this reference.

     Prior to the Cut-Off Date, Borrower shall not be permitted to prepay principal on this Note, in whole or in part. Thereafter, Borrower may, at any time or from time to time, from and after the Cut-Off Date prepay principal on this Note, in whole or in part, without penalty or bonus. Each payment shall be credited first to late charges, fees or other sums to be paid by Borrower to Lender; second to accrued and unpaid interest; and third, to principal. Interest shall cease on principal so credited.

     Upon the occurrence of an Event of Default as defined in the Loan Agreement, Lender shall have the right, without further notice or demand, to declare the entire balance of this Note, including interest, immediately due and payable.

     No waiver by Lender of any of its rights or remedies under this Note or under any other document evidencing this Note or otherwise shall be a waiver of any other right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any right or remedy shall be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such right or remedy shall be held to exhaust any right or remedy of Lender.

     Borrower waives presentment for payment, demand, notice of non-payment and protest; and any endorsers, guarantors or sureties of this Note agree that the time for payment may be extended without notice to or consent by them.

     This Note is being executed and delivered, and is intended to be performed, in the State of California. Any controversy or claim arising out of or relating to this Note, or the making, performance, breach or interpretation of it, including tort claims, shall be adjudicated in the courts located in Orange County, California, which shall be the exclusive venue and jurisdiction for all claims arising out of or related to this Note.

     If any suit or other proceeding is brought to enforce this Note, or to collect all or any portion of it, including interest, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, or if the holder of this Note sues to protect, preserve or enforce its rights or position, the prevailing party shall recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                              "Borrower"

                              Hospitality Marketing Consultants, LLC, a
                              California limited liability company


                              By: _____________________________
                                  Mokhtar Ramadan, President


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